UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2023 (May 16, 2023)

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 19, 2023, Catalent, Inc. (the “Company”) issued a press release announcing that, in light of the circumstances described in the Company’s Notification of Late Filing on Form 12b-25, filed on May 11, 2023 (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”); the Company’s ongoing focus on finalizing its financial statements and other disclosures in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (the “Form 10-Q”); and completing its quarterly closing processes and procedures, it requires additional time to complete its preparation and review of its financial statements and other disclosures in the Form 10-Q, and to complete its quarterly closing processes and procedures. The Company is working diligently to complete the necessary work to file the Form 10-Q with the SEC as soon as practicable. A copy of the May 19, 2023 press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The conference call scheduled for Friday, May 19, 2023 at 8:15 a.m. ET will provide a business update, rather than the normal review of the Company’s third quarter fiscal 2023 financial results. A presentation made available to investors in conjunction with the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.02. This presentation discloses, among other things, certain updates regarding challenges, operational and leadership changes, cost reductions, footprint, and partnership expansions. The presentation also provides the Company’s updated financial guidance for fiscal 2023.

As provided in General Instruction B.2 of Form 8-K, Exhibits 99.1, 99.2 and the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2023, the Company received a notice (the “NYSE Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-Q with the SEC.

The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from May 15, 2023 to regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q within the six-month period, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously reported in the Form 12b-25, the Company was unable to file the Form 10-Q within the prescribed period due to, among other things, the identification of certain accounting adjustments in its previously issued financial statements related to its operations in Bloomington, Indiana and the assessment of the related effects of these adjustments on the Company’s evaluation of internal control over financial reporting and its disclosure controls and procedures. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of its consolidated financial statements and related disclosures for inclusion in the Form 10-Q, but was unable to file the Form 10-Q by May 15, 2023, the end of the extension period provided by the Form 12b-25. As further described in Item 2.02, the Company needs additional time to complete the preparation of its consolidated financial statements for the third quarter of fiscal 2023.

The Company is working diligently to complete the necessary work to file the Form 10-Q as soon as practicable and currently expects to file the Form 10-Q within the six-month period granted by the NYSE Notice; however, there can be no assurance that the Form 10-Q will be filed within such period.

On May 19, 2023, the Company issued a press release regarding receipt of the notice from the NYSE, among other items. The press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 3.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed (or, in the case of Exhibits 99.1 and 99.2, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release, dated May 19, 2023, issued by Catalent, Inc.

99.2	Q3’23 Business Update, dated May 19, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President, Chief Administrative Officer

Date: May 19, 2023

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